SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 4, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 4, 2019, Craft Brew Alliance, Inc. (the "Company"), at the direction of the Audit Committee of the Company’s Board of Directors, notified Moss Adams LLP, the Company's current independent auditors, of the firm’s dismissal. The Audit Committee also approved the appointment of Grant Thornton LLP as the Company’s new principal independent registered public accounting firm on September 4, 2019, effective upon execution of a formal engagement letter. The Audit Committee, composed of three independent directors, supervised the engagement process, which included the distribution of requests for proposals from a number of national and regional public accounting firms, including the Company’s current auditors, review of the proposals received, and discussion with the Company’s Chief Financial and Strategy Officer and Controller regarding the results of their interviews with the final candidates.
The audit report of Moss Adams on the Company’s financial statements for the years ended December 31, 2017 and 2018, included in its Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 6, 2019, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2017, and December 31, 2018, as well as the subsequent interim period through September 4, 2019, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of the disagreements in connection with its reports.
The Company provided Moss Adams with a copy of this current report prior to its filing with the Securities and Exchange Commission (the "SEC") and requested that Moss Adams furnish a letter addressed to the SEC stating whether or not Moss Adams agrees with the statements noted above. A copy of this letter, dated September 6, 2019, from Moss Adams is attached as Exhibit 16.1 to this current report.

The Company did not, nor did anyone on its behalf, consult Grant Thornton, during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of that firm regarding (i) the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter being the subject of disagreement or “reportable event” or any other matter as defined in Regulation S-K, Item 304 (a) (1) (iv) or (a) (1) (v)."

Item 7.01	Regulation FD Disclosure.

On September 5, 2019, the Company held an investor conference call during which management commented on updated financial guidance for the full year 2019. Management also shared its views regarding the August 23, 2019 announcement by Anheuser-Busch that it would not make a qualifying offer for the Company and reiterated its intention to continue internal deliberations and discussions with Anheuser-Busch and others regarding various alternatives, both strategic and operational, that have the potential to enhance shareholder value. A transcript of the investor conference call is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Forward-Looking Statements
Statements in the transcript of the September 5, 2019, investor conference call that describe the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including depletions and shipments (reflecting the effect of out-of-stock issues and lower contract brewing shipments), price increases, gross margin rate improvement, the level and effect of SG&A expense, the effect of the class action settlement, effective tax rate, and the enhanced shareholder value or other benefits that may be realized from various potential courses of action, are forward-looking statements. The Company’s actual results may differ materially from those projected in such forward-looking statements.
Undue reliance should not be placed on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018, filed on March 6, 2019.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed with this Form 8-K:
16.1 Letter, dated September 6, 2019, from Moss Adams LLP to the Securities and Exchange Commission.
The following exhibit is furnished with this Form 8-K:
99.1 Transcript of September 5, 2019, investor conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: September 10, 2019	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer